Exhibit 10.2

Execution Version

SECOND AMENDMENT

SECOND AMENDMENT, dated as of August 3, 2020 (the “Amendment”), to the Credit Agreement, dated as of April 21, 2017 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among TD AMERITRADE CLEARING, INC., a Nebraska corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to the Credit Agreement as Lenders (the “Lenders”), U.S. BANK NATIONAL ASSOCIATION, as syndication agent, BARCLAYS BANK PLC, TD SECURITIES (USA) LLC, WELLS FARGO BANK, N.A. and INDUSTRIAL AND COMMERCIAL BANK OF CHINA LTD., NEW YORK BRANCH, as co-documentation agents and JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement;

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement as set forth herein; and

WHEREAS, the Required Lenders are willing to agree to such amendments, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

2. Amendments to Credit Agreement.

(a) Section 1.01 of the Credit agreement is hereby amended as follows:

(i)	the definition of “364-Day Credit Agreement” set forth therein is hereby amended and restated in its entirety as follows:

“364-Day Credit Agreement” means the Credit Agreement, dated as of May 16, 2019, among the Borrower, Wells Fargo Bank, National Association, as administrative agent, the lenders from time to time party thereto and the other parties from time to time thereto, as amended, restated, supplemented or otherwise modified from time to time (including pursuant to that certain First Amendment thereto, dated as of April 21, 2020).

(i) the definition of “Change of Control” set forth therein is hereby amended by (x) deleting the words “The Toronto-Dominion Bank and its Subsidiaries” set forth in clause (a) thereof, and inserting in lieu thereof the following:

“(x) prior to the consummation of the Schwab Acquisition, The Toronto-Dominion Bank and its Subsidiaries and (y) on and after the consummation of the Schwab Acquisition, The Charles Schwab Corporation and its Subsidiaries”

and (y) deleting the words “nominated by the board of directors of Parent” set forth in clause (b) thereof and inserting in lieu thereof the following:

“(x) prior to the consummation of the Schwab Acquisition, nominated by the board of directors of Parent, and (y) on or after the consummation of the Schwab Acquisition, nominated by the board of directors of either Schwab or the Parent”

(ii) the definition of “Bail-In Action” set forth therein is hereby amended and restated in its entirety as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

(iii) the definition of “Bail-In Legislation” set forth therein is hereby amended and restated in its entirety as follows:

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

(iv) the definition of “Write-Down and Conversion Powers” set forth therein is hereby amended and restated in its entirety as follows:

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(b) the following definitions shall be added in the appropriate alphabetical order:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Schwab Acquisition” means the acquisition of the Borrower by The Charles Schwab Corporation pursuant to that certain Agreement and Plan of Merger, dated as of November 24, 2019, among The Charles Schwab Corporation, the Borrower and Americano Acquisition Corp., as amended, restated, supplemented or otherwise modified from time to time.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(c) Section 1.06 of the Credit Agreement is hereby amended to insert the following new Section 1.06 immediately following Section 1.05 thereof:

“SECTION 1.06. Interest Rates; LIBOR Notification. The interest rate on Eurodollar Loans is determined by reference to the Eurodollar Base Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates included in the definition of “Eurodollar Base Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, will be similar to, or produce the same value or economic equivalence of, the Eurodollar Base Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.”

(d) Article VIII of the Credit Agreement is hereby amended to insert the following language immediately following the end of Article VIII:

“Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(a) such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans,

(b) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to, and all of the conditions of which are and will continue to be satisfied in connection with, such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(c) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(d) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless either (1) clause (a) above is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (d) above, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Lead Arranger and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

As used in this Article VIII, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code, to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

(e) Section 9.06 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 9.06. Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Credit Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Credit Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Credit Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Credit Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Credit Parties, electronic images of this Agreement or any other Credit Documents and/or any Ancillary Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Credit Documents and/or any Ancillary Document based solely on the lack of paper original copies of any Credit Documents and/or any Ancillary Document, including with respect to any signature pages thereto.”

(f) Section 9.16 of the Credit Agreement is amended by:

(1)	deleting the words “EEA Financial Institution” throughout Section 9.16, and inserting in lieu thereof the words “Affected Financial Institution”.

(2)	deleting the words “an EEA Resolution Authority” or “any EEA Resolution Authority” throughout Section 9.16, and inserting in lieu thereof the words “the applicable Resolution Authority”.

3. Representations and Warranties. Immediately before and after giving effect to the Second Amendment Effective Date (as defined below), (x) the representations and warranties of the Borrower set forth in the Credit Agreement or any other Credit Document shall be true and correct in all material respects on and as of the Second Amendment Effective Date (except those representations and warranties that are qualified by “materiality”, “Material Adverse Effect” or similar language, in which case such representation or warranty shall be true and correct in all respects), and except to the extent any such representation or warranty is stated to relate solely to an earlier date (other than the Effective Date), in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date (except those representations and warranties that are qualified by “materiality”, “Material Adverse Effect” or similar language, in which case such representation or warranty shall be true and correct in all respects as of such earlier date) and (y) no Default or Event of Default shall have occurred and be continuing.

4. Effectiveness. This Amendment shall become effective on the date that the following conditions shall have been satisfied (the “Second Amendment Effective Date”):

(a) Amendment. The Administrative Agent shall have received this Amendment executed and delivered by the Administrative Agent, the Borrower and the Lenders party to the Credit Agreement constituting the “Required Lenders” thereunder.

(b) To the extent invoiced at least two (2) Business Days prior to the Second Amendment Effective Date, the Administrative Agent shall have received payment or reimbursement of all out-of-pocket expenses incurred in connection with this Amendment, and any other documents prepared in connection herewith, including, without limitation, the reasonable fees, charges and disbursements of counsel.

(c) The representations and warranties set forth in Section 3 hereof shall be true and correct.

(d) The Administrative Agent shall have received a consent fee for the account of each Lender under the Credit Agreement consenting to this Amendment in an amount equal to 0.03% of such Lender’s Commitments under the Credit Agreement immediately prior to the Second Amendment Effective Date.

5. Reference to and Effect on the Credit Agreement; Limited Effect. On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment shall not constitute an amendment of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

6. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

7. Credit Document; Integration. This Amendment shall constitute a Credit Document. This Amendment and the other Credit Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

8. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

9. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument. The provisions of Section 9.06(b) of the Credit Agreement (as amended by this Amendment) are hereby incorporated herein and shall apply, mutatis mutandis, to this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

TD AMERITRADE CLEARING, INC.

By:	/s/ Jon C. Peterson
Name: Jon C. Peterson
Title: Chief Financial Officer

[Signature Page to Second Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Victoria Teterceva
Name: Victoria Teterceva
Title: Vice President

[Signature Page to Second Amendment]

U.S. Bank National Association

By:	/s/ Ferris Joanis
Name: Ferris Joanis
Title: Vice President

[Signature Page to Second Amendment]

BARCLAYS BANK PLC

By:	/s/ Martin Corrigan
Name: Martin Corrigan
Title: Vice President

[Signature Page to Second Amendment]

Industrial and Commercial Bank of China Limited, New York Branch

By:	/s/ Letian Yan
Name: Letian Yan
Title: Relationship Manager

By:	/s/ Jeffrey Roth
Name: Jeffrey Roth
Title: Executive Director

[Signature Page to Second Amendment]

Toronto Dominion (New York) LLC

By:	/s/ Brian MacFarlane
Name: Brian MacFarlane
Title: Authorized Signatory

[Signature Page to Second Amendment]

Wells Fargo Bank, National Association

By:	/s/ James Mastroianna
Name: James Mastroianna
Title: Director

[Signature Page to Second Amendment]

First National Bank of Omaha

By:	/s/ David S. Erker
Name: David S. Erker
Title: Vice President

[Signature Page to Second Amendment]

The Bank of New York Mellon

By:	/s/ Michael J. Ryan
Name: Michael J. Ryan
Title: Director

[Signature Page to Second Amendment]

Bank of America, N.A.

By:	/s/ Sidhima Daruka
Name: Sidhima Daruka
Title: Vice President

[Signature Page to Second Amendment]